EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearOne Communications, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-148789 and 333-137859 of ClearOne Communications, Inc. on Forms S-8 of our financial statement audit report dated May 4, 2010, appearing in this transition report on Form 10-KT of ClearOne Communications, Inc. for six months ended December 31, 2009 and years ended June 30, 2009 and 2008.

/s/ Jones Simkins, P.C.
JONES SIMKINS, P.C.
Logan, Utah
May 4, 2010